EXHIBIT 10.11

                      SCIENTIFIC RESOURCES INTERNATIONAL
                           and SIERRA BIOMEDICAL INC.
                               SUPPLY AGREEMENT

         This Agreement made by and between SCIENTIFIC RESOURCES INTERNATIONAL, Ltd. (SRI), a Nevada Company having its principal offices at 1325 Airmotive Way, Reno, Nevada 89502 and Sierra Biomedical Incorporated (SBI), located at:
587 Dunn Circle, Sparks, NV 89431 is entered into with reference to the following facts:

         A. SBI is a research firm which utilizes primates.

         B. SRI supplies naive primates from the People's Republic of China and has the requisite knowledge and experience to locate and negotiate primate sources and pricing. SRI confirms that it has a signed long term primate supply agreement with the Yunnan Primate center of the People's Republic of China, or it's affiliates (see attached agreement).

         NOW THEREFORE, in consideration of the premises and mutual covenants and benefits contained herein, the parties agree as follows:

         1. Contract: SRI hereby agrees to sell primates to SBI, and SBI hereby agrees to buy primates from SRI subject to the terms and conditions herein set forth.

         2. Term: This Agreement shall terminate on the tenth (10th) annual anniversary from the last date appearing on this agreement, unless sooner terminated under the provisions of this Agreement.

         3. SBT's Duties: SBI agrees to buy primates from SRI according to SBI's specifications, which not greatly differ from their current specifications. SBI agrees to purchase the minimum annual number of primates stated in this agreement and in the issued SBI purchase orders. SBI agrees to provide written reports concerning primate deaths, quality or complaints.

         4. SRI's Duties: SRI will provide SBI with all pertinent documents related to specific primate shipments such as; individual animal records, CITES, animal quarantine certificates, route and contact sheets, Air Waybill, packing lists etc.

         5. Pricing: Primate prices will be stated and agreed to in SBI's each year's annual primate purchase order. SRI shall have the right to change selling prices of the primates during the term hereof, with 30 days written notice, due to the volatility of the stated marketplace. SRI's stated contract prices to SBI will be calculated on a cost plus basis. This cost plus basis will equal no more than a $250 markup per primate based upon SRI's purchase prices. All SRI pricing is FOB San Francisco International Airport and thus it is further agreed and understood that SBI, or its assignees, will collect all SBI shipments at this port of entry (San Francisco Airport), until further notice.

         6. Invoices and Collections: SBI will issue to SRI an annual primate purchase order contract each October for the next calendar year's commitment. This purchase order will state: the gross number of Rhesus and Cynomolgus primates by sex, weight requirements, disease status requirements (untested for B virus) etc. SRI will invoice SBI per shipment against SBI's individual POs. SBI agrees to pay said SRI invoices according to the stated payment terms. SRI's payment terms are: 20% upon arrival/80% net 35 days. SRI will not charge sales or use taxes on SBI invoices since it is understood that SBI is acting as a wholesale purchaser and will include these primates in contract research billings, contract sales, or resell these primates to third parties,

         7. Primate Contract Quantity: SBI commits to purchase a minimum of 800 naive primates per year. This minimum primate order will consist of both Rhesus and Cynomolgus primates. SBI will usually require an equal quantity of males and females per individual shipments and this specification will be stated on their annual purchase order. SRI realizes and appreciates the variables involved with page 2 - SRI/SRI 10 Year Agreement

SBI's primate needs, thus SRI will always attempt to deliver the mix of species, sexes and the quantities in a timely manner. Furthermore, SBI has the first right of refusal an SRI's annual primate supplies over and above SBI's annual minimum commitment.

         8. Primate Quality: SRI agrees to supply SBI with Naive Primates according to SBI's specifications as stated on their annual contract purchase order. If a primate(s) is outside of the specification then SRI agrees to remedy the problem to satisfy SBI and it's customer(s). For example: if a primate(s) is unacceptably under weight then SRI agrees to discount the price of said primate(s) or replace the primate(s) or if a primate dies or has diseases outside of the specifications then SRI agrees to replace or discount the price of said primate(s) with SBI's agreement. SRI confirms that if any primates are out of specification then SRI will work with SBI to remedy the situation to SBI's satisfaction.

         9. Termination and Penalties, if SBI terminates this agreement without cause then SBI agrees to purchase 800 primates, as stated in this agreement, over a period not to exceed one year from the date of termination. If SBI terminates this agreement for cause, then the following procedure will be followed: If a for cause problem occurs, it is agreed that SBI will notify SRI in writing and SRI will have 60 days to redress. If the problem(s) is not corrected, within the 60 day period, then SBI has the right to terminate this agreement immediately without further obligation. Examples of for cause may include the following: failure to deliver animals in a timely manner, unacceptable animal quality and/or pricing becoming noncompetitive with other licensed agents for equal specification animals.

         10. Future Relationships: The parties intend to jointly develop a primate quarantine facility in the form of a joint venture which will import, quarantine, hold and sell primates to third parties. It is believed that if and when this joint venture occurs, that this agreement will be modified or terminated based upon the parties new relationship and agreements.

         IN WITNESS WHEREOF the undersigned have executed this Agreement


Scientific Resources International, Limited (SRI)


By: /s/ Robert K. Pickup                Title: Managing Director
   -------------------------------
   Print name: Robert K. Pickup

Dated: 3-18
      ----------------------------


Sierra Biomedical Incorporation (SBI)


By: /s/ William Hobson                  Title: President
   -------------------------------
   Print name: William Hobson

Dated: 3-17-97      , 19
      ----------------------------



By: /s/ D. Kornbrust                  Title: Vice President
   -------------------------------
   Print name: D.. Kornbrust

Dated: 3-17-97      , 19
      ----------------------------




                  See attached SRI/Chinese Supply Agreement

                           * * End of Agreement * *

                      SCIENTIFIC RESOURCES INTERNATIONAL
                              and SHARED SCI-TECH

                          PURCHASE & SUPPLY AGREEMENT

         This Agreement made by and between SCIENTIFIC RESOURCES INTERNATIONAL, Ltd. (SRI), a Nevada Company having its principal offices at 1325 Airmotive
Way, Reno, Nevada 89502 and Shared Sci-Tech, Ltd. (SST) located at: 3918 Mead Street, Antioch, CA 94509 is entered into with reference to the following facts:

         A. SST is an American company which represents the Yunnan Primate Center of the Peoples Republic of China. As such, SST markets Chinese Rhesus and Cynomolgus primates.

         B. SRI Supplies primates to American research laboratories, and has the requisite knowledge and experience to locate and negotiate primate sources, sales and pricing. SRI also has the knowledge and experience to present other business opportunities to SST and/or present other parties to SST for consul and/or working relationships.

         NOW THEREFORE, in consideration of the premises and mutual covenants and benefits contained herein, the parties agree as follows:

         1. Contract: SST hereby agrees to sell primates to SRI, and SRI hereby agrees to buy SST's primates subject to the terms and conditions herein set forth.

         2. Term: This Agreement shall terminate on the tenth (10th) annual anniversary from the last date appearing an this agreement, unless sooner terminated under the provisions of this Agreement.

         3. SRI's Duties: SRI agrees to buy primates from SST according to SRI'S specifications. SRI agrees to purchase the minimum annual number of primates stated in this agreement and in issued SRI purchase orders. SRI agrees to provide written reports concerning primate deaths, quality or complaints.

         4. SST's Duties: SST will provide SRI with all pertinent documents related to specific primate shipments such as; individual animal records, CITES, animal quarantine certificates, route and contact Sheets, Air Waybill, packing lists etc.

         5. Compensation: SRI further agrees to provide SST, each January, with a purchase order(s) which equals SRI's calendar year primate required purchases. SRI further agrees to pay SST invoices in a timely manner according to the invoice's stated payment terms.

         6. Pricing: SST shall have the right to change selling prices of the primates during the term, hereof, with 60 days written notice, due to the volatility of the stated marketplace. Since SRI's contracts are long term, and Chinese pricing can be politically volatile, again it is understood by SST that price changes may only occur with 60 days written notice and with a detailed explanation as to the price change. Please note: Historically China provides advance notice of price changes and SST will always attempt to provide as much advance notice as possible to SRI. SST's stated contract prices will always be honored for goods shipped. All SRI purchase orders accepted, but not yet shipped, will also be honored. Now pricing will only go into effect after the 60 day Written notice period. Due to SRI's most favorable customer status with SST, SST agrees to offer SRI the lowest primate pricing possible. All SST pricing is FOB San Francisco International Airport and thus it is further agreed and understood that SRI, or its assignees, will 'collect all shipments at this port of entry (San Francisco Airport), until further notice.

         7. Primate Contract Quantity: SRI commits to purchase a minimum of 000 primates per year. This primate order will consist of both Rhesus and Cynomolgus primates. SRI will require an equal quantity of males and females per individual shipments so the annual total of 800 will be 400 male and 400 female. The mix of species is always unknown but we believe that we will require a minimum of 600 Rhesus and 200 Cynos per year.

         8. Primate Quality: SST agrees to supply SRI with Primates according to SRI's specifications as stated an their annual contract purchase order, if a primate(s) is outside of the specification then sST agrees to remedy the problem to satisfy SRI and it's customer(s). For example: if a primate(s) is under weight then SST agrees to discount the price of said primate(s) or replace the primate(s), or if a primate dies or has diseases outside of the specifications then SST agrees to replace or discount the price of said primate(s) with SRI's agreement. SST confirms that if any primates are out of specification then SST will work with SRI remedy the situation to SRI's satisfaction.
         9. Invoices and Collections: SST will invoice SRI per shipment against SRI's individual POs. SRI agrees to pay said SST invoices according to the stated payment terms. SST's current payment terms are: net 35 days post USA arrival. SST will not charge sales or use taxes on SST invoices since it is understood that SRI is acting as a wholesale purchaser and will include these products in contract sales, resell these products or retail these products to third parties.

page 2 SRI/SST 10 Year Agreement

         10. Future Relationships: The parties intend to jointly develop a primate quarantine facility in the form of a joint venture which will import, quarantine, hold and sell primates to third parties. It is believed that if and when this joint venture occurs, that this agreement will be modified or terminated based upon the parties new relationship and agreements.

         IN WITNESS WHEREOF the undersigned have executed this Agreement


Scientific Resources International, Limited (SRI)


By: /s/ Robert K. Pickup                Title: Managing Director, Partner
   -------------------------------
   Print name: Robert K. Pickup

Dated: Feb 3             , 1997
      ----------------------------


Scientific Resources International, Limited (SRI)


By: /s/ Lawrence C.K. Wong              Title: Director Chinese Affairs, Partner
   -------------------------------
   Print name: L.C.K. Wong

Dated: Feb 4             , 1997
      ----------------------------


Shared Sci-Tech, Limited (SST)


By: /s/ Guogiang Li                     Title: General Manager
   -------------------------------
   Print name: Guogiang Li

Dated: Feb 8,       , 1997
      ----------------------------



By: /s/ D. Kornbrust                    Title: Vice President
   -------------------------------
   Print name: D. Kornbrush

Dated: 3-17-97      , 19
      ----------------------------